Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-150632) of The Colonial BancGroup, Inc. of our report dated June 27, 2008 relating to the financial statements of The Colonial BancGroup 401(k) Plan, which appears in this Form 11-K.

Birmingham, Alabama

June 27, 2008